Exhibit 10.39

AMENDMENT NO. 5 TO CREDIT AGREEMENT

AND AMENDMENT NO. 3 TO SECURITY AGREEMENT

This Amendment No. 5 to Credit Agreement and Amendment No. 3 to Security Agreement (this “Amendment”), dated as of December 23, 2008, amends that certain Credit Agreement, dated as of September 19, 2005 (as amended, the “Agreement”), among the financial institutions from time to time parties thereto (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), Bank of America, N.A., with an office at 55 South Lake Avenue, Suite 900, Pasadena, California 91101, as administrative agent for the Lenders (in its capacity as agent, the “Agent”), Spansion LLC, a Delaware limited liability company (“Borrower”), and Spansion Inc., a Delaware corporation (“Parent”), and amends that certain Security Agreement, dated as of September 19, 2005 (as amended, the “Security Agreement”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

RECITALS

WHEREAS, Borrower, the Lenders and the Agent have entered into the Agreement and Borrower and Agent have entered into the Security Agreement;

WHEREAS, Borrower desires to amend the Agreement and Security Agreement; and

WHEREAS, the Agent and the Lenders are willing to do so, subject to the terms and conditions stated herein.

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Agent, the Required Lenders, and the Borrower hereby agree as follows.

AGREEMENT

Section 1. Amendments to the Agreement. The Agent, the Required Lenders, and the Borrower agree that the Agreement is hereby amended as follows

A. Section 1.1 of the Agreement is hereby amended in its entirety to read as follows:

1.1 Total Facility. Subject to all of the terms and conditions of this Agreement, the Lenders agree to make available a total credit facility of up to $45,000,000 (the “Total Facility”) to the Borrower from time to time during the term of this Agreement. The Total Facility shall be composed of a revolving line of credit consisting of Revolving Loans and Letters of Credit described herein.

B. Solely upon the effectiveness of the consent set forth in Section 3 below, Section 7.13 of the Agreement will be automatically amended by deleting the “and” immediately prior to clause (i) and adding the following clause (j) at the end of such Section:

“, and (j) the UBS Debt.”

C. Solely upon the effectiveness of the consent set forth in Section 3 below, Section 7.14 of the Agreement will be automatically amended by deleting the “and” immediately prior to clause (c) and adding the following clause (d) at the end of such Section:

“, and (d) the UBS Debt.”

D. Section 7.22 of the Agreement is hereby amended in its entirety to read as follows:

7.22 Minimum Cash Flow. On a consolidated basis, the Borrower (or, following the Approved Restructuring, Parent) shall have Cash Flow on the last day of each of the measurement periods set forth in the table below (each such day a “determination date”), calculated for the measurement periods ending on each such determination date, of at least (or no more negative than) the amount in such table corresponding to such measurement period date (amounts appearing in parentheses are negative):

Measurement Period	Cash Flow
The fiscal quarter ending on December 28, 2008	($90,000,000)

The two consecutive fiscal quarters ending on March 29, 2009	($100,000,000)

The three consecutive fiscal quarters ending on June 28, 2009	($70,000,000)

The four consecutive fiscal quarters ending on September 27, 2009	($85,000,000)

The five consecutive fiscal quarters ending December 27, 2009	($120,000,000)

Minimum Cash Flow levels for each fiscal quarter in any Fiscal Year commencing with Fiscal Year 2010 shall be determined by Agent, based upon the Latest Projections for such Fiscal Year delivered to Agent in accordance with Section 5.2(f). Such financial projections must credibly reflect expected performance by Borrower in each quarter of such Fiscal Year and shall otherwise be satisfactory to Agent in its reasonable credit judgment.

E. Section 7.23 of the Agreement is hereby amended in its entirety to read as follows:

7.23 Minimum EBITDA. On a consolidated basis, the Borrower (or, following the Approved Restructuring, Parent) shall have EBITDA on the last day of each of the fiscal quarters set forth in the table below (each such day a “determination date”), calculated for the four fiscal quarter period ending on each such determination date, of at least the amount in such table corresponding to such determination date:

Period Ending	EBITDA
December 28, 2008	$220,000,000

March 29, 2009	$240,000,000

June 28, 2009	$270,000,000

September 27, 2009	$280,000,000

December 27, 2009	$310,000,000

Minimum EBITDA levels for each fiscal quarter in any Fiscal Year commencing with Fiscal Year 2010 shall be determined by Agent, based upon the Latest Projections for such Fiscal Year delivered to Agent in accordance with Section 5.2(f). Such financial projections must credibly reflect expected performance by Borrower in each quarter of such Fiscal Year and shall otherwise be satisfactory to Agent in its reasonable credit judgment.

F. Article 7 of the Agreement is hereby amended by adding the following Section 7.34 at the end of such Article:

7.34 Amendment to The UBS Loan Documents; Restriction on UBS Accounts. Neither the Parent nor any Borrower shall (a) amend, modify, or change, or shall permit or agree to, any amendment, modification, or change to the UBS Loan Documents, or (b) notwithstanding anything to the contrary contained in any Loan Document, maintain any securities, money market or deposit account with UBS other than the securities account in which the UBS Collateral is maintained, and Borrower further agrees that at no time shall such account contain any securities or assets other than the UBS Collateral.

G. Section 9.1(d) (Events of Default) of the Agreement is hereby amended to add to the first line thereof, after the reference to “Noteholder Obligations” the following:

“, the UBS Debt”

H. Annex A to the Agreement is hereby amended by adding the following definitions in the appropriate alphabetical order:

“Amendment No. 5” means that certain Amendment No. 5 to Credit Agreement, dated as of December     , 2008 by and among Parent and Borrowers, on the one hand and Agent and the Lenders, on the other hand.

“AR Securities” means those certain auction rate securities more specifically described in Schedule ARS-1 to the Credit Agreement.

“Availability Block” means a reserve established by Agent in an amount equal to $25,000,000.

“Cash Flow” means, with respect to any fiscal period of Parent, the amount equal to EBITDA, minus Fixed Charges minus, Capital Expenditures (excluding Capital Expenditures funded with Debt (other than Revolving Loans and other revolving advances or revolving loans under any of Parents’ or Borrowers’ credit facilities), but including, without duplication, principal payments with respect to such Debt), plus the net cash proceeds arising from: (i) the sale of any capital assets, and (ii) the sale by Borrower or Parent of its stock issued in connection with a round of equity financing (so long as the issuance of such stock is permitted hereunder).

“Fixed Charge Coverage Ratio” means, with respect to any fiscal period of Parent, the ratio of (a) the sum of EBITDA, minus Capital Expenditures (excluding Capital Expenditures funded with Debt (other than Revolving Loans and other revolving advances or revolving loans under any of Parent’s or Borrowers’ credit facilities)), to (b) Fixed Charges.

“Fixed Charges” means, with respect to any fiscal period of Parent on a consolidated basis, without duplication, cash interest expense, scheduled principal payments of Debt (other than any repayments of Revolving Loans and any other revolving advances or loans under any of Parent’s or Borrowers’ credit facilities), and Federal, state, local and foreign income taxes.

“UBS Collateral” has the meaning specified in Section 3 of Amendment No. 5.

“UBS Debt” has the meaning specified in Section 3 of Amendment No. 5.

“UBS Loan Documents” has the meaning specified in Section 3 of Amendment No. 5.

I. The definition of “Applicable Margin” contained in Annex A to the Agreement is hereby amended in its entirety to read as follows:

“Applicable Margin” means:

(i) with respect to Base Rate Revolving Loans and all other Obligations (other than the LIBOR Rate Loans, the Unused Line Fee and the Letter of Credit Fee), 1.50%;

(ii) with respect to LIBOR Revolving Loans, 3.50%;

(iii) with respect to the Unused Line Fee, 0.50%; and

(iv) with respect to the Letter of Credit Fee, 3.50%.

Commencing on January 1, 2009, the Applicable Margins shall be adjusted (up or down) prospectively on a quarterly basis as determined by the Borrower’s consolidated financial performance, calculated pursuant to the terms of the last paragraph of this definition. Adjustments in Applicable Margins shall be determined by reference to the following grid:

Applicable Margins
Level	Fixed Charge Coverage Ratio	Base Rate Revolving Loans	LIBOR Revolving Loans	Letter of Credit Fee	Unused Line Fee
I	> 1.50	1.25%	3.25%	3.25%	0.50%

II	< 1.50, but > 1.25	1.50%	3.50%	3.50%	0.50%

III	< 1.25, but > 1.00	1.75%	3.75%	3.75%	0.50%

IV	< 1.00	2.25%	4.25%	4.25%	0.50%

The adjustment to the Applicable Margins effective on January 1, 2009 will be based on Parent’s and Borrowers’ Fixed Charge Coverage Ratio as reflected in the Financial Statements for the third fiscal quarter of 2008. All subsequent adjustments in the Applicable Margins shall be implemented quarterly on a prospective basis, for each calendar month commencing at least 5 days after the deadline date that such quarterly unaudited or annual audited (as applicable) Financial Statements evidencing the need for an adjustment are required to be delivered pursuant to the terms hereunder. Concurrently with the delivery of each quarterly unaudited or annual audited (as applicable) Financial Statement, the Borrower shall deliver to the Agent a certificate, signed by its chief financial officer or vice president of finance (or any other officer, acceptable to Agent, having similar responsibility and authority), setting forth in reasonable detail the basis for the continuance of, or any change in, the Applicable Margins. Failure to timely deliver such quarterly unaudited or annual audited (as applicable) Financial Statements (including the Financial Statements with respect to the third fiscal quarter of 2008) as required pursuant to the terms hereunder shall, in addition to any other remedy provided for in this Agreement, result in an increase in the Applicable Margins to the highest level set forth in the foregoing grid, until the first day of the first calendar month following the delivery of the quarterly unaudited or annual audited (as applicable) Financial Statements demonstrating that such an increase is not required. If a Default or Event of Default has occurred and is continuing at the time any reduction in the Applicable Margins is to be implemented, no reduction may occur until the first day of the first calendar month following the date on which such Default or Event of Default is waived or cured.

J. The definition of “Bank Products” contained in Annex A to the Agreement is hereby amended to read as follows:

“Bank Products” means any one or more of the following types of services or facilities extended to the Borrower by the Bank or any affiliate of the Bank in reliance on the Bank’s agreement to indemnify such affiliate: (i) credit cards; (ii) ACH Transactions; (iii) cash management, including controlled disbursement services; (iv) Hedge Agreements; and (v) all leases of Equipment and other assets financed by Bank or any of its affiliates.

K. The definition of “EBITDA” contained in Annex A to the Agreement is hereby amended to read as follows:

“EBITDA” means, with respect to any fiscal period of a Person, such Person’s Adjusted Net Earnings from Operations, plus, to the extent deducted in the determination of Adjusted Net Earnings from Operations for that fiscal period: (i) interest expenses, (ii) Federal, state, local and foreign income taxes, (iii) depreciation, amortization, and (iv) non-recurring, non-cash charges relating to any fixed asset write-off or write-down, with respect to impairment charges and asset write-offs or write-downs related to tangible or intangible assets, long-lived assets and investments, provided, however that such write-offs and write-downs set forth in this clause (iv) may only be added to such Person’s Adjusted Net Earnings from Operations to the extent that the same: (x) were not reflected in Borrowers’ projections delivered to Agent on or about November 25, 2008, (y) have been approved by Agent in its reasonable discretion, and (z) may not exceed the greater of (A) $200,000,000 during any one fiscal quarter of Borrowers, or (B) $400,000,000 during any fiscal year of Borrowers.

L. The definition of “Maximum Revolver Amount” contained in Annex A to the Agreement is hereby amended to read as follows:

“Maximum Revolver Amount” means $45,000,000.

M. Solely upon the effectiveness of the consent set forth in Section 3 below, the definition of “Permitted Liens” contained in Annex A to the Agreement will be automatically amended by deleting the “and” immediately after clause (k), adding an “and” after clause (l) and adding the following clause (m) at the end of such definition:

“(m) Liens held by the UBS Lenders on the UBS Collateral in connection with the UBS Debt.”

N. The definition of “Reserves” contained in Annex A to the Agreement is hereby amended to read as follows:

“Reserves” means reserves that limit the availability of credit hereunder, consisting of reserves against Availability and Eligible Accounts, established by Agent from time to time in Agent’s reasonable credit judgment. Without limiting the generality of the foregoing, the following reserves shall be deemed to be a reasonable exercise of Agent’s credit judgment: (a) Bank Product Reserves, (b) a reserve for accrued and unpaid interest on the Obligations, (c) Environmental Compliance Reserves, (d) a reserve for dilution, and (e) the Availability Block.

O. Schedule C-1 to the Agreement is hereby amended and restated in its entirety to read as set forth on Annex I attached hereto and by this reference made a part of the Agreement, as amended hereby.

P. Schedule ARS-1 attached hereto is hereby added to the Agreement.

Section 2. Amendments to the Security Agreement. The Agent and the Borrower agree that the Security Agreement is hereby amended as follows

A. The definition of “Cash Dominion Period” contained in the Security Agreement is hereby amended to read as follows:

“Cash Dominion Period” means a period of one or more days commencing upon (i) the occurrence of Availability (as defined in the Credit Agreement), without taking into account the Availability Block, measuring less than $35,000,000 and ending upon (ii) the occurrence of Availability (as defined in the Credit Agreement), without taking into account the Availability Block, measuring more than $35,000,000 for a sixty (60) consecutive day period.

Section 3. Limited Consents.

(a) Parent and the Borrowers have requested that Agent and the Lenders consent to the incurrence of Debt by Spansion LLC in the amount of $85,000,000 to UBS AG (the “UBS Debt”). Agent and the Lenders hereby consent to the UBS Debt (and to the security interest and liens on the UBS Collateral) subject to the following conditions: (i) no later than one week prior to the funding of the UBS Debt, Agent shall have received a copy of the loan documents with respect to the UBS Debt (the UBS Loan Documents”) and the same will be reasonably satisfactory to Agent in its sole discretion, (ii) the UBS Debt shall be secured solely by the AR Securities and any securities account where the same are maintained (the “UBS Collateral”), and (iii) upon funding of the UBS Debt, all proceeds thereof shall be deposited in a deposit or investment account subject to a control agreement reflecting Agent as the secured party and shall be otherwise used and maintained in accordance with the terms of the Agreement and the Security Agreement.

(b) Parent and the Borrowers have requested that Agent and the Lenders consent to the dissolution (the “Saifun Dissolution”) of Saifun Semiconductor USA, Inc. (“Saifun”). Notwithstanding anything to the contrary in the Agreement, Agent and the Lenders hereby consent to the Saifun Dissolution so long as: (i) all assets currently owned by Saifun (if any) are transferred to Spansion LLC and (ii) no liabilities are transferred to Parent or any Borrower as a result of the Saifun Dissolution.

(c) The foregoing consents shall not waive any other requirement or hinder, restrict or otherwise modify Agent’s and Lenders’ rights and remedies following the occurrence of any Default or Event of Default under the Credit Agreement. Except as otherwise expressed herein, the text of the Credit Agreement and the other Loan Documents shall remain in full force and effect, and Agent and Lenders hereby reserve the right to require strict compliance in the future with all terms and conditions of the Credit Agreement and the other Loan Documents.

Section 4. Waiver.

(i) Agent and the Lenders hereby waive, solely with respect to the measurement period ended September 28, 2008, the Event of Default under Section 9.1(c) of the Credit Agreement as a result of Borrower’s violation of the EBITDA covenant set forth in Section 7.23 for such periods (the “Waived Default”).

(ii) The waivers in this Section 4 shall become effective only in accordance with Section 5 hereof and then only in this specific instance and for the specific purposes set forth herein. The waivers in this Section 4 do not allow for any other or further departure from the terms and conditions of the Credit Agreement, as amended hereby, or any of the other Loan Documents, which terms and conditions shall remain in full force and effect.

Section 5. Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

A. Amendment. A fully executed copy of this Amendment signed by the Borrower and the Required Lenders, and acknowledged by the Guarantor, shall be delivered to the Agent.

B. Assignment and Acceptance Agreements. Fully executed Assignment and Acceptance Agreements: (i) by and between Bank of America, N.A. and GE Business Financial Services Inc. and (ii) by and between Bank of America, N.A. and Wells Fargo Foothill, Inc.

C. Amendment Fee. The Borrower shall deliver to the Agent for the ratable benefit of the Lenders (pursuant to their respective Pro Rata Shares as amended hereby), an amendment fee in the amount of $225,000, which fee is fully earned and payable as of the date all parties to this Amendment execute the same (or release signatures pages that have been delivered and held in escrow).

Section 6. Miscellaneous.

A. Survival of Representations and Warranties. All representations and warranties made in the Agreement or any other document or documents relating thereto, including, without limitation, any Loan Document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by the Agent or the Lenders or any closing shall affect the representations and warranties or the right of the Agent or the Lenders to rely thereon.

B. Reference to Agreement. The Agreement and each of the other Loan Documents, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof, or pursuant to the terms of the Agreement as amended hereby, are hereby amended so that any reference therein to the Agreement shall mean a reference to the Agreement as amended hereby.

C. Agreement Remains in Effect. The Agreement and the other Loan Documents, as amended hereby, remain in full force and effect and the Borrower ratifies and confirms its agreements and covenants contained therein. The Borrower hereby confirms that, after giving effect to this Amendment, no Event of Default or Default exists as of the effective date of this Amendment.

D. Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

E. APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICT OF LAWS PROVISIONS PROVIDED THAT PERFECTION ISSUES WITH RESPECT TO ARTICLE 9 OF THE UCC MAY GIVE EFFECT TO APPLICABLE CHOICE OR CONFLICT OF LAW RULES SET FORTH IN ARTICLE 9 OF THE UCC) OF THE STATE OF CALIFORNIA.

F. Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Agent, the Lenders, and the Borrower and their respective successors and assigns; provided, however, that the Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Lenders.

G. Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

H. Headings. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

I. NO ORAL AGREEMENTS. THIS AMENDMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS AS WRITTEN, REPRESENTS THE FINAL AGREEMENT AMONG THE AGENT, THE LENDERS, AND THE BORROWER AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE AGENT, THE LENDERS, AND THE BORROWER.

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IN WITNESS WHEREOF, the parties have executed this Amendment on the date first above written.

“BORROWER”

SPANSION LLC,
a Delaware limited liability company

By:	/s/ Eric Branderiz
Name:	Eric Branderiz
Title:	Corporate VP of Finance, Corporate Controller

Amendment No. 5 to Credit Agreement and

Amendment No. 3 to Security Agreement

“PARENT”

SPANSION INC.,
a Delaware corporation

By:	/s/ Eric Branderiz
Name:	/s/ Eric Branderiz
Title:	Corporate VP, Corporate Controller

Amendment No. 5 to Credit Agreement and

Amendment No. 3 to Security Agreement

“AGENT”

BANK OF AMERICA, N.A., as the Agent

By:	/s/ Steven W. Sharp
Name:	Steven W. Sharp
Title:	Vice President

Amendment No. 5 to Credit Agreement and

Amendment No. 3 to Security Agreement

“LENDERS”

BANK OF AMERICA, N.A.,

By:	/s/ Steven W. Sharp
Name:	Steven W. Sharp
Title:	Vice President

Amendment No. 5 to Credit Agreement and

Amendment No. 3 to Security Agreement

Each of the undersigned parties (each, a “Guarantor”), (i) consents to and approves the execution and delivery of this Amendment by the parties hereto, (ii) agrees that this Amendment does not and shall not limit or diminish in any manner the obligations of the Guarantor pursuant to the guarantee delivered in connection with the Agreement (the “Guarantee”) by the undersigned and that such obligations would not be limited or diminished in any manner even if Guarantor had not reaffirmed this Amendment, (iii) agrees that this Amendment shall not be construed as requiring the consent of the Guarantor in any other circumstance, (iv) reaffirms each of its obligations under the Guarantee, and (v) agrees that the Guarantee remain in full force and effect and is hereby ratified and confirmed.

“GUARANTORS”

SPANSION INTERNATIONAL, INC.,
a Delaware corporation

By:	/s/ Eric Branderiz
Name:	Eric Branderiz
Title:	Corporate VP, Corporate Controller

Amendment No. 5 to Credit Agreement and

Amendment No. 3 to Security Agreement

SPANSION INC.,
a Delaware corporation

By:	/s/ Eric Branderiz
Name:	Eric Branderiz
Title:	Corporate VP, Corporate Controller

Amendment No. 5 to Credit Agreement and

Amendment No. 3 to Security Agreement

CERIUM LABORATORIES LLC,
a Delaware limited liability company

By:	/s/ Eric Branderiz
Name:	Eric Branderiz
Title:	Corporate VP, Corporate Controller

Amendment No. 5 to Credit Agreement and

Amendment No. 3 to Security Agreement

SPANSION TECHNOLOGY, LLC,
a Delaware corporation

By:	/s/ Mark Mohler
Name:	Mark Mohler
Title:	Treasurer

Amendment No. 5 to Credit Agreement and

Amendment No. 3 to Security Agreement

Annex I

SCHEDULE C-1

COMMITMENTS

Lender	Revolving Loan Commitment	Pro Rata Share
		(3 decimals)
Bank of America, N.A.	$45,000,000	100.000%